EXHIBIT 10.7
                                 PROMISSORY NOTE

                                1. PROMISE TO PAY

         First Reserve, Inc. ("First Reserve"), a Florida corporation, for good and valuable consideration described herein, the receipt of which is hereby acknowledged, hereby promises to pay to the order of R.T. Construction Interests, Inc. ("RTCI") the principal sum of One Million Two Hundred Thousand Dollars ($1,200,000), pursuant to the installment payment terms below. First Reserve understands that this Promissory Note (hereafter "Note") may be transferred or assigned by RTCI at its discretion. RTCI or any entity that takes this note by transfer or assignment and is entitled to receive payments hereunder is hereafter referred to as the "Note Holder."

                                   2. INTEREST

         This Note shall not bear interest unless and until First Reserve defaults under the terms stated herein. In the event of a default, the full amount remaining unpaid at the time of default shall accrue interest at the maximum legal rate.

                                   3. PAYMENTS

         First Reserve shall pay the amounts due to Note Holder under this Note in five (5) installment payments in the amounts and on the dates described herein. The first payment to Note Holder shall be made upon the execution of this Note and shall be in the amount of $250,000; the second payment shall be due 12 months from the date of this Note and shall be in the amount of $237,500; the third payment shall be due 24 months from the date of this Note and shall be in the amount of $237,500; the fourth payment shall be due 36 months from the date of this Note and shall be in the amount of $237,500; the fifth and final payment shall be due 48 months from the date of this Note and shall be in the amount of $237,500. Payments of clear funds shall be made to RTCI at 9200 S. Dadeland Boulevard, Suite 225, Miami, Florida 33156, unless otherwise designated in writing by Note Holder.

                  4. FIRST RESERVES FAILURE TO PAY AS REQUIRED

         In the event that First Reserve fails to pay any amount due on the date it is due, First Reserve shall be in default. If the Note Holder has not received clear funds in the full amount of any payment due by the end of ten
(10) calendar days after the date it is due, the Note Holder may declare the entire principal balance remaining unpaid immediately due and payable by sending written notice to First Reserve at 1360 South Dixie Highway, Coral Gables, Florida 33146.

                              5. NOTICE AND WAIVER

         Unless applicable law requires a different method, any notice that must be given under this Note shall be delivered via first class U.S. Mail.

         First Reserve, any other person or entity obligated under the terms of this Note, including the guarantor, Allen C. Harper, waives the rights of presentment and notice of dishonor. "Presentment"

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means the right to require the Note Holder to demand payment of the amounts due.
"Notice of dishonor" means the right to require the Note Holder to deliver notice to other persons obligated under the terms of this Note that such amounts due have not been paid.

                               6. ATTORNEYS' FEES

         In the event of litigation arising under this Note to enforce any of its terms the prevailing party shall be entitled to recover from the non-prevailing party all of its attorneys' fees and costs at the pretrial, trial and appellate levels.

                                7. CONSIDERATION

         The consideration for this promissory note is the payment of $10.00, the receipt of which is hereby acknowledged. Further consideration for this Note is the forbearance of RTCI from instituting legal proceedings against First Reserve and Allen C. Harper ("Harper") relating to that certain guaranty contained in Section 10 of that certain Agreement dated February 28, 1995 between First Reserve, Inc., a Florida corporation, Allen C. Harper, RTCI, and others as more specifically described therein ("The 1995 Agreement"). Further consideration for this Note and the obligations assumed pursuant to its terms is the release by RTCI of the obligations of First Reserve and Allen C. Harper under the terms set forth in the 1995 Agreement.

DATED this 13th day of July, 1998

                                               FIRST RESERVE, INC.
                                               a Florida corporation

Witnesses:

/S/ENRIQUE I. ESPINO                           By:/S/ALLEN C. HARPER
--------------------------------                  ----------------------------
Print Name: ENRIQUE I. ESPINO                  Print Name: ALLEN C. HARPER
                                                           CHAIRMAN/CEO

/S/CHIAFFREDO BELLERO
--------------------------------
Print Name: CHIAFFREDO BELLERO

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                    PERSONAL UNCONDITIONAL ABSOLUTE GUARANTY

         For the consideration set forth in Paragraph 7 above, Allen C. Harper hereby unconditionally and absolutely guarantees full payment of any and every obligation or liability of First Reserve, to the Note Holder, under this Promissory Note. Allen C. Harper hereby acknowledges that this is a guaranty of payment and not a guarantee of collection and expressly waives any right to require that resort be had or any action brought against the maker of this Note.

                                                      /S/ALLEN C. HARPER
                                                      ----------------------
                                                      ALLEN C. HARPER
Witnesses:

/S/ENRIQUE I. ESPINO
--------------------------------
Print Name:ENRIQUE I. ESPINO
Date: 7/13/98

/S/CHIAFFREDO BELLERO
--------------------------------
Print Name: CHIAFFREDO BELLERO
Date: 7/13/98